    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2002
                                                     REGISTRATION NO. 333-49144

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ECHOSTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


              Nevada                                       88-0336997
   (State or other jurisdiction                          (IRS Employer
 of incorporation or organization)                    Identification No.)

                            5701 South Santa Fe Drive
                            Littleton, Colorado 80120
                                 (303) 723-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                                   ----------

                            David K. Moskowitz, Esq.
              Senior Vice President, General Counsel and Secretary
                       EchoStar Communications Corporation
                            5701 South Santa Fe Drive
                            Littleton, Colorado 80120
                                 (303) 723-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of class A common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         On November 2, 2000, EchoStar Communications Corporation, a Nevada corporation ("ECC") filed a registration statement on Form S-3 (Commission file No. 333-49144)(the "Registration Statement") for purposes of registering 61,200 shares of ECC's class A common stock (the "Shares"). On November 29, 2000, ECC filed an amendment to the Registration Statement. On December 1, 2000, the Securities and Exchange Commission declared the Registration Statement effective.

         Pursuant to the terms of the Registration Rights Agreement that required ECC to file the Registration Statement, ECC is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Shares that remain unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado on February 1, 2002.

                                      ECHOSTAR COMMUNICATIONS CORPORATION


                                      By:   /s/ Michael R. McDonnell
                                         -------------------------------------
                                            Michael R. McDonnell
                                            Senior Vice President and
                                            Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                     Title                                      Date
---------                                     -----                                      ----
/s/ Charles W. Ergen*                         Chairman and Chief Executive Officer       February 1, 2002
--------------------------------              (Principal Executive Officer)
Charles W.  Ergen

/s/ Michael R. McDonnell                      Chief Financial Officer                    February 1, 2002
--------------------------------              (Principal Financial Officer)
Michael R. McDonnell

/s/ Cantey M. Ergen                           Director                                   February 1, 2002
--------------------------------
Cantey M. Ergen

/s/ David K. Moskowitz*                       Director                                   February 1, 2002
--------------------------------
David K.  Moskowitz

/s/ Raymond L. Friedlob*                      Director                                   February 1, 2002
--------------------------------
Raymond L.  Friedlob

/s/ O. Nolan Daines*                          Director                                   February 1, 2002
--------------------------------
O.  Nolan Daines

/s/ James DeFranco*                           Director                                   February 1, 2002
--------------------------------
James DeFranco

/s/ Peter A. Dea                              Director                                   February 1, 2002
--------------------------------
Peter A. Dea

/s/ Jean-Marie Messier                        Director                                   February 1, 2002
--------------------------------
Jean-Marie Messier

*/s/ Michael R. McDonnell                                                                February 1, 2002
--------------------------------
 Michael R. McDonnell
  Attorney-in-Fact